Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Southern California Edison Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	First and Refunding Mortgage Bonds	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)

	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)

	Equity	$100 Cumulative Preferred Stock and Cumulative Preferred Stock	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)

	Equity	Preference Stock	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)

	Equity	Trust Preference Securities of SCE Trust IX (3)		(1)	(1)	(1)

	Other	Guarantees of Trust Preference Securities of SCE Trust IX by Southern California Edison Company (4)		(1)	(1)	(1)

	Equity	Trust Preference Securities of SCE Trust X (3)		(1)	(1)	(1)

	Other	Guarantees of Trust Preference Securities of SCE Trust X by Southern California Edison Company (4)		(1)	(1)	(1)

	Equity	Trust Preference Securities of SCE Trust XI (3)		(1)	(1)	(1)

	Other	Guarantees of Trust Preference Securities of SCE Trust XI by Southern California Edison Company (4)		(1)	(1)	(1)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

An unspecified aggregate initial offering price or number of the securities of each class identified above is being registered as may from time to time be offered, reoffered or resold, at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act, Southern California Edison Company is deferring payment of all of the related registration fees. In connection with the securities offered hereby, Southern California Edison Company will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) under the Securities Act.

(2)	This Registration Statement also includes such indeterminate amount of preference stock as may be represented by depositary shares.
(3)

Includes the rights of holders of the trust preference securities under the guarantees of trust preference securities and back-up undertakings, consisting of obligations by Southern California Edison Company, as set forth in the trust agreement, certificate of determinations and guarantee agreement, in each case as further described in this registration statement.

(4)	Pursuant to Rule 457(n) under the Securities Act, no additional fee is being paid in respect of the guarantees.